SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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TradeStation Group, Inc.

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Notice of Annual Meeting of Shareholders to be held July 21, 2004
INTRODUCTION
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
ELECTION OF DIRECTORS
RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
OTHER MATTERS
This Proxy is Solicited on Behalf of the Board of Directors

TRADESTATION GROUP, INC.
TradeStation Building
8050 S.W. 10th Street
Plantation, Florida 33324

Notice of Annual Meeting of Shareholders
to be held July 21, 2004

To Our Shareholders:

     The 2004 annual meeting of shareholders of TradeStation Group, Inc. will be held on July 21, 2004, at 10:00 a.m., local time, at the Renaissance Fort Lauderdale-Plantation Hotel, 1230 South Pine Island Road, Plantation, Florida 33324, for the following purposes:

1.	To elect six directors of the company to serve for a one-year term expiring in 2005;

2.	To ratify the selection of Ernst & Young LLP as the company’s independent public accountants for the year ending December 31, 2004; and

3.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed June 4, 2004 as the record date for the determination of shareholders entitled to vote at the annual meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof.

     Copies of the company’s Proxy Statement and annual report for the year ended December 31, 2003 accompany this notice.

     You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy and return it promptly in the envelope provided for that purpose.

By Order of the Board of Directors

/s/ Marc J. Stone

Marc J. Stone
Secretary

Plantation, Florida
June 11, 2004

TRADESTATION GROUP, INC.
TradeStation Building
8050 S.W. 10th Street
Plantation, Florida 33324

PROXY STATEMENT

INTRODUCTION

General

     This Proxy Statement, which, together with the accompanying proxy card, is first being mailed to shareholders of TradeStation Group, Inc. on or about June 14, 2004, is furnished to those shareholders in connection with the solicitation of proxies by the Board of Directors (sometimes referred to as the “Board”) of the company for use in voting at the 2004 annual meeting of shareholders, including any adjournment or postponement of the annual meeting.

     The cost of this solicitation will be borne by the company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, e-mail, facsimile or other means by officers or regular employees of the company without paying them any additional compensation or remuneration. Arrangements have also been made with brokers, dealers, banks, voting trustees and other custodians, nominees and fiduciaries to forward proxy materials and annual reports to the beneficial owners of the shares held of record by such persons, and the company will, upon request, reimburse them for their reasonable expenses in so doing.

     A copy of the company’s annual report for the fiscal year ended December 31, 2003 (which includes audited financial statements for the company for the three fiscal years ended December 31, 2003) is being mailed to the company’s shareholders together with this Proxy Statement. Such annual report is not, however, incorporated into this Proxy Statement and it is not to be deemed a part of the proxy soliciting material.

Voting Procedures

     Proxies in the form enclosed, if properly executed and received in time for voting and not revoked, will be voted as directed in accordance with the instructions on the form. In voting by proxy with regard to the election of six directors to serve until the 2005 annual meeting of shareholders, shareholders may vote in favor of all nominees or withhold their votes as to all or as to any specific nominees. In voting by proxy in regard to the ratification of the selection of Ernst & Young LLP as the company’s independent public accountants, shareholders may vote for or against or abstain from voting. Any properly executed and timely received proxy not so directing or instructing to the contrary will be voted FOR (i) each of the company’s nominees as directors and (ii) ratification of the selection of Ernst & Young LLP. See Proposals 1 and 2 herein. Sending in a signed proxy will not affect a shareholder’s right to attend the meeting and vote in person, since the proxy is revocable. Any shareholder giving a proxy may revoke it at any time before it is voted at the annual meeting by, among other methods, giving notice of such revocation to the Secretary of the company, attending the annual meeting, and voting in person or by duly executing and returning a proxy bearing a later date.

     We know of no other matters to be presented for action at the annual meeting other than as mentioned. However, if any other matters come before the annual meeting, the holders of the proxies intend to vote in such manner as they decide in their sole discretion.

Voting Securities

     At the close of business on June 4, 2004, the record date for the determination of shareholders entitled to receive notice of, and to vote at, the annual meeting, the company’s outstanding voting securities consisted of 41,624,007 shares of common stock. Holders of common stock are entitled to one vote per share.

CORPORATE GOVERNANCE

Director Independence

     More than 50% of the shareholder voting power of the company is controlled by William R. Cruz and Ralph L. Cruz pursuant to a shareholder voting agreement among them and family partnerships they control. The shareholder voting agreement provides that the parties shall vote in favor of director nominees as directed by joint written instructions given by two family partnerships, one controlled by William R. Cruz and one controlled by Ralph L. Cruz. Accordingly, under the applicable Marketplace Rules of The Nasdaq National Market, Inc. (“Nasdaq”), on which the company’s shares of common stock are listed, the company is a “controlled company.” William R. Cruz and Ralph L. Cruz have filed amendments to their Statements of Beneficial Ownership on Schedule 13D with the Securities and Exchange Commission (“SEC”) in connection with entering into the shareholder voting agreement, which is the basis on which the company is relying on the controlled company exemption. As a controlled company, the company may elect, and has elected, not to have a majority of independent directors (although it has, since 2001, had a Board of which 50% of the members are independent directors). The company currently has three directors who qualify as independent under the Nasdaq listing standards and the rules of the SEC. No director is considered independent unless the Board of Directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Additionally, all members of the company’s Audit Committee and Compensation Committee are independent directors. Members of the Audit Committee must meet the criteria established for audit committee service by all applicable federal and state laws, rules and regulations, and those of any agency, regulatory body or self-regulatory body (including Nasdaq) that are applicable to the company.

Code of Ethics

     We have a Code of Ethics and Business Conduct that applies to all directors, officers and employees, including our principal executive officers, our principal financial and accounting officer, and our corporate controller. You can find our Code of Ethics and Business Conduct on our Web site, www.tradestation.com. We will post any amendments to the Code of Ethics and Business Conduct, and any waivers that are required to be disclosed by the rules of the SEC or any other regulatory agency, on our Web site.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of the record date by (i) each person who is known to us to own beneficially more than 5% of our common stock, (ii) each of our directors and nominees for director, (iii) each of our executive officers, and (iv) all directors and executive officers as a group. Except as otherwise described in the footnotes below, we believe that the beneficial owners of the common stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares.

	Shares Beneficially Owned (1)
Name of Beneficial Owner (1)	Number	Percent
William R. Cruz (2, 3)	10,628,838	25.5%
Ralph L. Cruz (2, 4)	10,491,468	25.2%
Salomon Sredni	465,873	1.1%
Charles F. Wright (5)	304,413	*
Marc J. Stone (6)	206,900	*
David H. Fleischman (7)	82,500	*
Stephen C. Richards	48,333	*
Michael W. Fipps (8)	16,916	*
All executive officers and directors as a group (8 persons)(9)	22,245,241	52.4%

*	Less than 1%.

(1)	The address of William R. Cruz and Ralph L. Cruz is TradeStation Group, Inc., 8050 S.W. 10th Street, Suite 4000, Plantation, Florida 33324. Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. It includes options held by executive officers and/or directors which are exercisable within 60 days of June 4, 2004.

(2)	William R. Cruz and Ralph L. Cruz and family partnerships which they control are parties to a shareholder voting agreement pursuant to which all parties cast their votes together for the election of the company’s directors, thus acting as a group that shares voting control over approximately 21,120,306, or 50.7%, of the company’s voting stock. However, for presentation purposes, the shares set forth in the table above for each of William R. Cruz and Ralph L. Cruz reflect the shares that each of them separately beneficially owns without giving effect to the shareholder voting agreement.

(3)	All but 100 shares are held by two Texas limited partnerships over which William R. Cruz possesses shared voting pursuant to the shareholder voting agreement and sole dispositive powers through his direct and/or indirect 100% ownership of the sole general partner of each of such limited partnerships. In both limited partnerships, William R. Cruz is the sole limited partner. Excludes 900 shares owned by the spouse of William R. Cruz with respect to which Mr. Cruz disclaims beneficial ownership and which are not part of the shareholder voting agreement. See footnote 2 above.

(4)	The shares are held by two Texas limited partnerships over which Ralph L. Cruz possesses shared voting pursuant to the shareholder voting agreement and sole dispositive powers through his direct and/or indirect 100% ownership of the sole general partner of each of such limited partnerships. In one limited partnership Ralph L. Cruz is the sole limited partner and in the other Ralph L. Cruz and his spouse are the limited partners. See footnote 2 above.

(5)	Includes 6,500 shares held as custodian for the benefit of the sons of Charles F. Wright.

(6)	Excludes 1,150 shares of common stock held by the spouse of Marc J. Stone and 11,500 vested stock options previously issued to the spouse of Marc J. Stone while she was employed by the company, with respect to which Mr. Stone disclaims beneficial ownership.

(7)	Excludes 13,000 shares held by the spouse of David H. Fleischman, with respect to which Mr. Fleischman disclaims beneficial ownership.

(8)	Excludes 500 shares held by the spouse of Michael W. Fipps, with respect to which Mr. Fipps disclaims beneficial ownership.

(9)	See other footnotes above.

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the company and their respective ages and positions with the company as of the date of this Proxy Statement are as follows:

NAME	AGE	POSITION WITH THE COMPANY
William R. Cruz	43	Co-Chairman of the Board and Co-Chief Executive Officer
Ralph L. Cruz	40	Co-Chairman of the Board and Co-Chief Executive Officer
Salomon Sredni	36	President and Chief Operating Officer and Director
David H. Fleischman	58	Chief Financial Officer, Vice President of Finance and Treasurer
Marc J. Stone	43	Vice President of Corporate Development, General Counsel and Secretary
Michael W. Fipps (1)	61	Director
Stephen C. Richards (1)(2)	50	Director
Charles F. Wright (1)(2)	53	Director

(1)	Member of the Audit Committee of the Board of Directors.

(2)	Member of the Compensation Committee of the Board of Directors.

     The directors hold office until the next annual meeting of shareholders. Executive officers serve at the discretion of the Board of Directors.

     WILLIAM R. CRUZ co-founded the company with his brother, Ralph Cruz, in 1982 and has been a director since that time. He served as President from 1982 to September 1999. Mr. Cruz was appointed Co-Chairman of the Board and Co-Chief Executive Officer of the company in 1996. Mr. Cruz studied classical violin at the University of Miami, which he attended on a full scholarship, and the Juilliard School of Music, during which time he won numerous classical violin competitions. Mr. Cruz has been primarily responsible for the conception and management of the company’s products and product strategies.

     RALPH L. CRUZ co-founded the company in 1982 and has been a director since that time. Mr. Cruz was Vice President of the company from 1982 until 1996, at which time he was appointed Co-Chairman of the Board and Co-Chief Executive Officer. Mr. Cruz also serves as a director of the company’s two operating subsidiaries. Mr. Cruz studied classical violin at the University of Miami, which he attended on a full scholarship, and Indiana University, during which time he won numerous classical violin competitions. Mr. Cruz has been primarily responsible for the company’s marketing strategies.

     SALOMON SREDNI joined the company in December 1996 as its Vice President of Operations and Chief Financial Officer and was named Treasurer and a director of the company in July 1997. In August 1999, he was named President and Chief Operating Officer. Mr. Sredni also serves as a director of the company’s two operating subsidiaries. Before joining the company, Mr. Sredni was, from August 1994 to November 1996, Vice President of Accounting and Corporate Controller at IVAX Corporation, a publicly-held pharmaceutical company. Prior to that time, Mr. Sredni was, from January 1988 to August 1994, with Arthur Andersen LLP. Mr. Sredni is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. He has a bachelor’s degree in accounting from The Pennsylvania State University.

     DAVID H. FLEISCHMAN joined the company as Chief Financial Officer, Vice President of Finance and Treasurer in February 2001. Prior to joining the company, Mr. Fleischman was engaged as a Director of Crossroads LLC, a firm that provides financial and management expertise and services to companies seeking to maximize the efficiencies and performance of their management teams. From January 1997 until September 2000, Mr. Fleischman served as Senior Vice President, Chief Financial Officer and member of the Board of Advisors of The SeaSpecialties Group. From 1992 to 1996, he served as Senior Vice President and Treasurer of The Kislak Organization - J.I. Kislak, Inc., an organization that, during those years, included the largest privately-held mortgage-banking company in the United States. From 1983 to 1992, Mr. Fleischman served as a Director, Vice President and Chief Financial Officer of the U.S. group of Berisford International plc, a publicly-held United Kingdom company. From 1969 to 1983, he held several positions with subsidiaries of Midland Bank plc, including London American Finance Corporation and Drake America Corporation. He began his career in 1967 in the audit division of a predecessor firm of Ernst & Young LLP. Mr. Fleischman has a bachelor’s of science degree in accounting from The New York Institute of Technology.

     MARC J. STONE joined the company in May 1997 as its Vice President of Corporate Development, General Counsel and Secretary. Mr. Stone also serves as a director of the company’s two operating subsidiaries, as an executive registered principal of TradeStation Securities, the company’s principal operating subsidiary, and as TradeStation Securities’ membership representative on the American Stock Exchange. From January 1993 to May 1997, Mr. Stone was a partner at a predecessor law firm of Bilzin Sumberg Baena Price & Axelrod LLP, which currently serves as the company’s regular outside counsel. Prior to that time, from 1985 to 1992, Mr. Stone was an associate with that predecessor law firm. Mr. Stone has a bachelor’s degree with concentrations in English and American Literature and in Theatre Arts and Dramatic Literature from Brown University, and received his law degree from University of California (Boalt Hall) School of Law at Berkeley. Mr. Stone is a member of the Bar of the State of New York, The Florida Bar, the American Bar Association and the New York State Bar Association.

     MICHAEL W. FIPPS joined the Board, and became a member of the Audit Committee, in March 2002. Since October 1997, he has been semi-retired, working occasionally as an independent consultant, including associations with Endeavor Pharmaceuticals, a specialty pharmaceutical start up company, from April 2002 to July 2003, and Connally and Associates, a profit recovery firm, from December 1998 through April 2000. From June 1994 to October 1997, he served as Chief Financial Officer and Senior Vice President of IVAX Corporation, a publicly-held pharmaceutical company. Before going to IVAX, Mr. Fipps served, from 1973 to 1994, as Vice President-Finance and Treasurer of Bergen Brunswig Corporation, a large wholesale distributor of prescription pharmaceuticals and other health care products. Mr. Fipps is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. He has a bachelor of arts degree from University of North Carolina.

     STEPHEN C. RICHARDS is Chief Operating Officer and Chief Financial Officer of Network Associates, Inc. (NYSE:NET), a provider of network security and availability solutions for e-business. He served as Chief Online Trading Officer of E*TRADE Group, Inc., a position he held from March 1999 to June 2000. From 1998 to February 1999, Mr. Richards served as Senior Vice President, Corporate Development and New Ventures at E*TRADE, following two years as E*Trade’s Senior Vice President of Finance, Chief Financial Officer and Treasurer. Prior to joining E*TRADE in April 1996, Mr. Richards was Managing Director and Chief Financial Officer of Correspondent Clearing at Bear Stearns & Companies, Inc., where he was employed for more than 11 years. He is also a former Vice President/Deputy Controller of Becker Paribas, and former First Vice President/Controller of Jefferies and Company, Inc. Mr. Richards has served on the board of governors of the Pacific Stock

Exchange since January of 2003. He received a Bachelor of Arts in Statistics and Economics from the University of California at Davis and an MBA in Finance from the University of California at Los Angeles. Mr. Richards is a Certified Public Accountant. Mr. Richards became a director of the company in August 1999, at which time he was also elected to the Compensation Committee and the Audit Committee of the Board of Directors.

     CHARLES F. WRIGHT is the Chairman of Fall River Group, Inc., which owns and operates a group of foundries in Wisconsin. He has been Chairman since 1984, and has been associated with Fall River Group since 1973. He is also the Chairman and a Principal of Fall River Capital, LLC, an investment advisory firm that specializes in the trading of global financial and natural resource futures. He has held these positions since 1999. Since 1997, Mr. Wright has also been Chairman and a co-owner of Quaestus & Co., Inc., a merchant banking firm located in Milwaukee, Wisconsin. Since 2001 he has been Chairman and co-owner of Kilbourn Capital Management, Inc., which manages the Kilbourn Diversified Strategy Fund, a hedge fund of funds. From 1992 until its acquisition by Cumulus Media, Inc. in 1997, Mr. Wright served as Chairman of Caribbean Communications Company Ltd., a developer and operator of a radio network throughout the English-speaking Caribbean Islands. Mr. Wright serves as Chairman of Goodwill Industries of Southeastern Wisconsin and Metropolitan Chicago, President of Second Harvest Food Bank Foundation, and a member of Greater Milwaukee Committee. Mr. Wright is registered with the CFTC and the NFA as a Commodity Trading Advisor, and holds a Master’s Degree in Business Administration from Harvard University Graduate School of Business. Mr. Wright became a director of the company in June 2001, at which time he was also elected to the Compensation Committee and Audit Committee of the Board of Directors. Mr. Wright occasionally performed consulting services for the company under a 3-year agreement that expired in 2002. All compensation payable under that agreement was paid in 1999, two years before he joined our Board.

Board Meetings and Committees of the Board

     The Board held five meetings and acted by unanimous written consent in lieu of a meeting five times during the fiscal year ended December 31, 2003.

     The Board currently includes three (3) nonemployee, independent members (“Independent Directors”), Michael W. Fipps, Stephen C. Richards and Charles F. Wright, all of whom serve on the Audit Committee of the Board. The Audit Committee’s responsibilities and other matters related to the Audit Committee are discussed in “Audit Committee Report” below.

     Mr. Richards and Mr. Wright also serve on the Compensation Committee of the Board. The Compensation Committee determines executive officers’ salaries and bonuses and administers the company’s Incentive Stock Plan and Employee Stock Purchase Plan. The Compensation Committee held six meetings and acted by unanimous written consent in lieu of a meeting one time during the fiscal year ended December 31, 2003.

     All directors attended 75% or more of all of the meetings of the Board of Directors and those committees on which such director served in 2003.

Policy on Attendance of Directors at Annual Meeting of Shareholders

     We encourage, but do not require, attendance of all incumbent directors and director nominees at our annual meeting of shareholders. At our 2003 annual meeting, three members of the Board were present.

Director Nominations

     As a “controlled company” (as defined by Nasdaq) we are not required to have and do not have a nominating committee. Accordingly, we also do not have a nominating committee charter. In addition, as a controlled company, we are exempt from the listing standards that requires director nominees to be selected or recommended by a majority of the Independent Directors or a nominating committee comprised solely of Independent Directors. The Board does not delegate the responsibility of nominating potential new directors to a separate nominating committee because the Board believes that all directors should be involved in this process.

     The Board does not have any specific, minimum qualifications that the Board believes must be met by a nominee for a position on the Board of Directors. Potential nominees should be individuals with high standards of ethics and integrity who are committed to representing the interests of the shareholders through the exercise of sound judgment. They should have broad business or professional experience that will allow them to contribute to the Board’s discussions and decisions, and they should be able to devote sufficient time and energy to the performance of the duties of a director. With respect to candidates who may also become members of the company’s Audit Committee, they should have the financial experience necessary to perform their duties as, and satisfy the requirements of the SEC and Nasdaq rules to be, a member of the Audit Committee.

     In general, the Board will nominate existing directors for re-election unless the Board has a concern about the director’s ability to perform his or her duties. In the event of a vacancy on the Board of Directors, the Board considers candidates recommended by current directors, officers, professional advisors, employees and others. The Board does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders nor formal procedures to be followed by shareholders in submitting recommendations of candidates for director. Of course, as previously noted, if a vacancy did occur, the Board would consider candidates recommended by a shareholder as well as others. The Board has deemed it appropriate not to have a formal policy with regard to considering candidates recommended by shareholders because the company is a “controlled company.” The Board’s review of a new Board candidate is typically based on review of the candidate’s experiences, personal references and interviews. In 2003, the Board did not pay a fee to any third party to identify candidates.

Shareholder Communication with Directors

     Shareholders may communicate with the Board of Directors or to specified individual directors by sending a letter to the Board of Directors of the company, in care of the Secretary of the company at its corporate headquarters. Any shareholder communications that are addressed to the Board of Directors or specified individual directors will be delivered by the Secretary of the company to the Board of Directors or such specified individual directors.

Directors’ Compensation

     Our Independent Directors currently receive $750 for attendance at each meeting of the Board of Directors and, if held on a separate date, committees thereof, with an additional $150 paid to the chairman of the committee meeting. Pursuant to the Nonemployee Director Stock Option Plan, each Independent Director receives options to purchase up to 75,000 shares of common stock upon initial election as a director, as determined by the Board of Directors at such time, and options to purchase 7,000 shares of common stock upon each re-election as an Independent Director at our annual meeting of shareholders. See “EXECUTIVE COMPENSATION – Other Compensation Arrangements- Nonemployee Director Stock Option Plan.” All directors may also be reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. Other than with respect to reimbursement of expenses, directors who are employees or officers did not in 2003 receive additional compensation for service as a director.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”), requires officers (as defined under the Exchange Act) and directors, and persons who own more than ten percent of a registered class of a company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Our officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to us and our understanding that no Forms 5 were required, we believe that during the fiscal year ended December 31, 2003 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were satisfied.

Audit Committee Report

     The Audit Committee of the Board of the company is composed of three independent directors (as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act), Michael W. Fipps (Chairman), Charles F. Wright and Stephen C. Richards. The Audit Committee operates under a written charter. We believe two of these directors, Michael W. Fipps and Stephen C. Richards, are financial experts as defined in Item 401(h)(2) of Regulation S-K. Each is a certified public accountant. Mr. Fipps previously served as chief financial officer of an American Stock Exchange listed company. Mr. Richards is currently the chief financial officer of a NYSE listed company and formerly served as chief financial officer of a Nasdaq National Market listed company that later became a NYSE listed company. The Board and the Audit Committee believe that the Audit Committee’s current member composition satisfies the current rule of Nasdaq that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(15). The Audit Committee held five meetings and acted by unanimous written consent in lieu of a meeting one time in 2003.

     The Audit Committee monitors and oversees the company’s financial reporting process on behalf of the Board of Directors, reviews the independence of our independent public accountants and is responsible for authorizing or approving the engagement of our independent public accountants for both audit services and permitted non-auditing services, the scope of audit and non-audit assignments, related fees, the accounting principles used in financial reporting, internal financial auditing procedures, the adequacy of the internal control procedures, critical accounting policies, and the overall quality of our financial reporting.

     Management is responsible for the company’s financial statements, systems of internal control and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

     The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. In this context, the Audit Committee discussed with Ernst & Young LLP the results of its audit, its evaluation of the company’s internal controls, and the overall quality of the company’s financial reporting for the year ended December 31, 2003.

     Specifically, the Audit Committee has reviewed and discussed the audited financial statements with the company’s management. In addition, the Audit Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committee,” as amended, and any other matters required to be discussed under generally accepted auditing standards. These discussions included the scope of the independent public accountants’ responsibilities, significant accounting adjustments, any disagreement with management and a discussion of the quality (not just the acceptability) of accounting principles, reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The independent public accountants provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent public accountants that firm’s independence from the company and its management. During fiscal year 2003, the company retained its current independent public accountants, Ernst & Young LLP, for the audit of the fiscal year 2003 and the reviews of the company’s 2003 quarterly reports on Form 10-Q.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

     The company and its Audit Committee are committed to ensuring the independence of its independent auditor. As such, it is our policy that all engagements of Ernst & Young LLP by TradeStation be pre-approved by the Audit Committee. During the company’s 2003 and 2002 fiscal years, Ernst & Young LLP performed services for the company for fees and expenses as follows:

		2003	2002
1.	Audit Fees (1)	$159,222	$117,676
2.	Audit Related Fees	—	—
3.	Tax Fees	—	—
4.	All Other Fees	—	—

(1)	Audit fees consisted of services rendered for the audits of the company and its subsidiaries’ annual consolidated financial statements, quarterly reviews of the company’s interim financial statements, consents, and reviews of documents filed with the SEC.

     In addition to the amounts included above, during the company’s 2002 fiscal year Arthur Andersen LLP performed audit services for the company for fees totaling $6,000. Arthur Andersen LLP was the former independent auditor for the company prior to it ceasing operations.

     Submitted by the Audit Committee of the Board of Directors.

Michael W. Fipps, Chairman
Stephen C. Richards
Charles F. Wright

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

     The Board of the company has established a Compensation Committee consisting solely of Independent Directors. See “DIRECTORS AND EXECUTIVE OFFICERS - Board Meetings and Committees of the Board” for a discussion of the Compensation Committee and its responsibilities.

General Compensation Philosophy

     The Compensation Committee’s strategy is to develop and implement an executive compensation program that allows the company to attract and retain highly-qualified persons to manage the company in order to enhance share value of the company’s capital stock in a dedicated and responsible manner. The objectives of this strategy are to provide a compensation policy that permits the recognition of individual contributions and achievements as well as the company’s operating results. Within this strategy, the Compensation Committee considers it essential to the vitality of the company to maintain levels of compensation opportunity that are competitive with companies in the company’s industry.

Executive Compensation

     Executive compensation is comprised of base salary, potential annual bonus compensation and long-term incentive compensation in the form of stock options.

Base Salaries

     Base salary levels for executive officers are designed to be consistent with competitive practice and level of responsibility, although the Co-Chief Executive Officers’ base salary level in 2003 was below market levels. The Compensation Committee’s strategy in general is to provide a competitive salary for each executive officer with such salary increasing based on individual performance, the company’s operating results, changes in responsibility (if applicable) and competitive markets.

Annual Bonus Compensation

     The Compensation Committee of the company put in place an incentive bonus compensation program for certain executive officers of the company for the 2003, 2002 and 2001 fiscal years. Under the program, an executive officer is eligible to earn an annual bonus as determined by, and at the discretion of, the Compensation Committee. See “SUMMARY COMPENSATION TABLE” below. Bonus compensation will be paid for 2004 based upon the discretion of the Compensation Committee.

Long-Term Incentive Compensation

     The Compensation Committee believes that the use of equity-based long-term compensation plans directly links executive officers’ interests to enhancing share value. Stock options are an integral part of the company’s executive compensation program in order to align the interests of the executive officers with the interests of the company’s shareholders. Stock option compensation bears a direct relationship to corporate performance in that, over the long term, share price appreciation depends upon corporate performance, and without share price appreciation the stock options are of no value. Stock option grants are generally provided to executive officers as a part of their initial compensation package upon becoming an employee of the company, and/or upon being promoted, at levels commensurate with their experience and responsibility. In addition, stock options are considered at least annually by the Compensation Committee for all executive officers. In that regard, the company awarded stock options pursuant to its Incentive Stock Plan to executive officers of the company (other than the Co-Chief Executive Officers) during fiscal years 2003, 2002 and 2001 as described in “Executive Compensation Tables - SUMMARY COMPENSATION TABLE” and “- OPTION GRANTS IN 2003 FISCAL YEAR.”

     Submitted by the Compensation Committee of the Board.

Charles F. Wright, Chairman
Stephen C. Richards

Executive Compensation Tables

     The following tables provide information about executive compensation.

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to all compensation paid or earned for services rendered to us in the three years ended December 31, 2003 by our Co-Chief Executive Officers and our three other most highly compensated executive officers who, as a group, comprise all of the executive officers of the company (together, the “Named Executive Officers”). We did not have a pension plan or a long term incentive plan, had not issued any restricted stock awards and had not granted any stock appreciation rights as of December 31, 2003. The value of all perquisites and other personal benefits received by each Named Executive Officer did not exceed 10% of the Named Executive Officer’s total annual compensation.

					Long-Term
					Compensation
		Annual Compensation			Awards
					Securities	All Other
	Fiscal				Underlying	Compen-
NAME AND PRINCIPAL POSITION	Year	Salary ($)		Bonus ($)(1)	Options (#) (2)	sation ($)(3)
William R. Cruz	2003	$165,000		$20,000	—	$3,960
Co-Chief Executive Officer	2002	150,000		—	—	5,400
	2001	150,000		—	—	—

Ralph L. Cruz	2003	$165,000		$20,000	—	$3,960
Co-Chief Executive Officer	2002	150,000		—	—	5,400
	2001	150,000		—	—	—

Salomon Sredni	2003	$283,500		$75,000	200,000	$4,800
President and Chief Operating	2002	268,750		54,000	130,000	6,600
Officer	2001	238,208		20,000	80,000	—

David H. Fleischman	2003	$218,500		$25,000	20,000	$4,800
Chief Financial Officer,	2002	208,562		20,900	60,000	6,600
Vice President of Finance	2001 (4)	181,945	(4)	20,000	75,000	—
and Treasurer

Marc J. Stone	2003	$206,500		$23,000	20,000	$4,800
Vice President of Corporate	2002	198,485		19,850	55,000	6,600
Development, General Counsel	2001	198,017		—	40,000	—
and Secretary

(1)	Represents bonus earned during the year but paid in subsequent year.

(2)	Represents shares of common stock issuable upon the exercise of options granted under our Incentive Stock Plan.

(3)	Represents 401(k) plan company contributions on behalf of the Named Executive Officer earned during the year but paid in the subsequent year.

(4)	Mr. Fleischman began his employment with the company on February 1, 2001.

OPTION GRANTS IN 2003 FISCAL YEAR

     The following table summarizes the options that were granted during the fiscal year ended December 31, 2003 to the Named Executive Officers.

	Individual Grants						Potential Realizable
		Percent of					Value at Assumed
	Number	Total					Annual Rate of
	Of	Options					Stock Price
	Securities	Granted to	Exercise	Market		Value at	Appreciation for
	Underlying Options	Employees In Fiscal	or Base Price	Price on Grant	Expiration	Grant-Date Market	Option Term (1)
Name	Granted (#)(2)	Year (%)	($/sh)(3)	Date($/sh)	Date	Price 0% ($)(3)	5%	10%
William R. Cruz	—	—	$—	$—	—	$—	$—	$—
Ralph L. Cruz	—	—	—	—	—	—	—	—
Salomon Sredni	200,000	25.51%	9.03	9.01	12-29-13	—	1,129,268	2,867,924
David H. Fleischman	20,000	2.55%	9.03	9.01	12-29-13	—	112,927	286,792
Marc J. Stone	20,000	2.55%	9.03	9.01	12-29-13	—	112,927	286,792

(1)	Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. The amounts have been calculated based on the requirements promulgated by the SEC. The actual value, if any, a Named Executive Officer may realize will depend on the excess, if any, of the stock price over the exercise price on the date the option is exercised (if the executive officer were to sell the shares on the date of exercise), so there is no assurance that the value realized will be at or near the potential realizable value as calculated in this table.

(2)	These options vest and become exercisable ratably on an annual basis over five years, beginning on the anniversary of the date of grant date, and have a term of ten years from the date of grant, subject to acceleration under certain circumstances.

(3)	All options were granted at “fair market value” as defined under our Incentive Stock Plan, which is the average of the high and low sales prices of a share of common stock on The Nasdaq National Market on the trading day immediately preceding the date of grant. The Compensation Committee believes this calculation more accurately reflects “fair market value” of our common stock on any given day as compared to simply using the closing market price on the date of grant. As a result, the closing market price on the date of grant may be different than the exercise price per share.

AGGREGATED OPTION EXERCISES IN 2003 FISCAL YEAR

AND 2003 FISCAL YEAR-END OPTION VALUES

     The following table provides information regarding the value of all options exercised during 2003 by the Named Executive Officers and of all unexercised options held at December 31, 2003 by the Named Executive Officers measured in terms of the closing market price of our common stock on December 31, 2003.

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options At		In-the-Money Options At
	Shares Acquired On	Value	December 31, 2003 (#)		December 31, 2003 ($)(1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexcercisable	Exercisable	Unexcercisable
William R. Cruz	—	$—	—	—	$—	$—
Ralph L. Cruz	—	—	—	—	—	—
Salomon Sredni	46,877	411,212	397,123	396,000	2,032,326	1,152,840
David H. Fleischman	—	—	42,000	113,000	262,700	616,550
Marc J. Stone	68,100	496,580	182,900	104,000	1,010,817	523,320

(1)	Based on a per share price of $8.86 on December 31, 2003, which was the closing market price of our common stock on the last day of the 2003 fiscal year.

Equity Compensation Plan Information

     The following sets forth information as of December 31, 2003 with respect to compensation plans under which the company’s common stock is authorized for issuance:

Number of securities
remaining available for
future issuance under
	Number of securities to be	Weighted-average exercise	equity compensation
	issued upon exercise of	price of outstanding	plans (excluding
	outstanding options,	options, warrants and	securities reflected in
	warrants and rights	rights	column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	(1) 5,488,913	$3.72	(2)1,194,313
Equity compensation plans not approved by security holders	—	—	—

Total (1)	5,488,913	$3.72	1,194,313

(1)	Includes outstanding options to purchase 25,950 shares of common stock at a weighted-average exercise price of $4.55 assumed in the 1999 acquisition of Window On WallStreet and options to purchase 225,539 shares of common stock at a weighted-average exercise price of $5.12 assumed in the 2000 acquisition of TradeStation Securities. Does not include warrants to purchase up to 66,535 shares of common stock at an exercise price of $6.73, granted to underwriters in connection with TradeStation Securities’ initial public offering.

(2)	Includes 732,625, 158,000, and 303,688 shares of common stock available for issuance under the Incentive Stock Plan, Nonemployee Director Stock Option Plan and Employee Stock Purchase Plan, respectively.

Other Compensation Arrangements

     Executive Officer Bonus Plan. The Compensation Committee of the company put in place an incentive bonus compensation program for certain executive officers of the company for the 2003, 2002 and 2001 fiscal years. Under the program, an executive officer is eligible to earn an annual bonus as determined by, and at the discretion of, the Compensation Committee. See “SUMMARY COMPENSATION TABLE” above.

     Incentive Stock Plan. Pursuant to the TradeStation Group, Inc. Incentive Stock Plan, officers, employees and nonemployee consultants may be granted stock options, stock appreciation rights, stock awards, performance shares and performance units. The authorized number of shares of common stock for issuance under the Incentive Stock Plan is 7,500,000, subject to future antidilution adjustments. As of December 31, 2003, options to purchase 5,120,424 shares were outstanding and 732,625 shares were available for issuance under the TradeStation Group Incentive Stock Plan.

     The Incentive Stock Plan is administered by the Compensation Committee of the Board of Directors whose members must qualify as “nonemployee directors” (as such term is defined in Rule 16b-3 under the Exchange Act). The Compensation Committee is authorized to determine, among other things, the employees to whom, and the times at which, options and other benefits are to be granted, the number of shares subject to each option, the applicable vesting schedule and the exercise price (provided that, for incentive stock options, the exercise price shall not be less than 100% of the fair market value of the common stock on the date of grant). The Compensation Committee also determines the treatment to be afforded to a participant in the Incentive Stock Plan in the event of termination of employment for any reason, including death, disability or retirement, or change in control. Under the Incentive Stock Plan, the maximum term of an incentive stock option is ten years and the maximum term of a nonqualified stock option is fifteen years.

     The Compensation Committee may delegate to the company’s Co-CEOs the authority to grant options under the Incentive Stock Plan to employees (other than officers) of the company identified by the Co-CEOs. The Compensation Committee has historically delegated to the Co-CEOs the authority to grant options covering up to 250,000 shares of common stock per annum, and retains the ability to revoke the delegation at any time. No such authority is currently delegated to the Co-CEOs.

     The Board of Directors has the power to amend the Incentive Stock Plan from time to time. Shareholder approval of a material amendment is generally required.

     TradeStation Securities Assumed Options. In connection with the December 29, 2000 merger acquisition of TradeStation Securities, we assumed the outstanding options under TradeStation Securities’ 1999 incentive stock plan. Each option issued under TradeStation Securities’ plan was assumed and converted to 1.7172 options to purchase the company’s common stock at the original exercise price divided by 1.7172. As of December 31, 2003, options to purchase 225,539 shares were outstanding.

     Window On WallStreet Assumed Options. In October 1999, in connection with our merger acquisition of Window On WallStreet, TradeStation Technologies assumed all outstanding stock options to purchase Window On WallStreet common stock (“WOW Options”), which, based on an exchange ratio of .210974 shares of the TradeStation Technologies common stock for each share of Window On WallStreet common stock, were exercisable at the time of assumption for an aggregate of 182,529 shares of common stock (82,783 shares of common stock at an exercise price of $.48 per share, and 99,746 shares of common stock at an exercise price of $8.06 per share). The WOW Options generally vested ratably over a four-year period and their terms are ten years. After giving effect to the company’s assumption of the WOW Options pursuant to the company’s December 29, 2000 merger acquisition of TradeStation Securities, as of December 31, 2003 there were 25,950 WOW Options outstanding.

     Nonemployee Director Stock Option Plan. Our Nonemployee Director Stock Option Plan, pursuant to which initial and annual grants of nonqualified stock options are made to each nonemployee director, became operative December 29, 2000 upon the closing of the merger by, on that date, assumption of the TradeStation Technologies Nonemployee Director Stock Option Plan and all options and option agreements issued thereunder. Upon initial election to the Board of Directors, each nonemployee director may be granted options to purchase up to 75,000 shares of common stock as determined by the Board of Directors at such time. Upon each re-election to the Board of Directors at the annual meeting of shareholders, each nonemployee director will be granted additional options to purchase 7,000 shares of common stock. Each option will be granted at an exercise price equal to the fair market value of the common stock on the date of grant. We have reserved 350,000 shares of common stock for issuance under the Nonemployee Director Stock Option Plan, subject to antidilution adjustments. Options granted to date have a term of five years and vest in equal installments over three years. As of December 31, 2003, options to purchase 117,000 shares were outstanding and 158,000 shares were available for issuance under the Nonemployee Director Stock Option Plan.

     The Board of Directors has the power to amend the Nonemployee Director Stock Option Plan from time to time. Shareholder approval of a material amendment is generally required.

     Outstanding Options. As of December 31, 2003, options to purchase a total of 5,488,913 shares were outstanding under all stock option plans (inclusive of all options assumed under the plans discussed above), of which options to purchase 1,235,023 shares had been granted to and are currently held by executive officers. During 2003, options granted to executive officers totaled 240,000, which were granted at an exercise price of $9.03 per share. In general, options granted under the Incentive Stock Plan and the other incentive stock plans described above vest at the rate of 20% per year and have a total term of ten years (except for the WOW Options, which vested ratably over 4 years and the Nonemployee Director stock options which vest ratably over 3 years). Options which have been granted under the Incentive Stock Plan to certain executive officers may immediately vest and become exercisable in certain circumstances. The options to purchase the shares granted and assumed under all plans discussed above that were outstanding as of December 31, 2003 have a weighted average exercise price of $3.72 per share.

     Employee Stock Purchase Plan. Our Employee Stock Purchase Plan provides for the issuance of a maximum of 500,000 shares of common stock pursuant to the exercise of nontransferable options granted to participating employees. The Employee Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors.

     All employees whose customary employment is more than 20 hours per week and more than five months in any calendar year and who have completed at least three months of employment are eligible to participate in the Employee Stock Purchase Plan. Employees who would immediately after the grant own 5% or more of the total combined voting power or value of our stock, and the nonemployee directors, may not participate in the Employee Stock Purchase Plan. To participate in the Employee Stock Purchase Plan, an employee must authorize us to deduct an amount (not less than one percent nor more than ten percent of a participant’s total cash compensation) from his or her pay during six-month periods (each, a “Plan Period”). The maximum number of shares of common stock an employee may purchase in any Plan Period is 500 shares. The exercise price for the option for each Plan Period is 85% of the lower of the market price of the common stock on the first and last business day of the Plan Period. If an employee is not a participant on the last day of the Plan Period, such employee is not entitled to exercise his or her option, and the amount of his or her accumulated payroll deductions is refunded. An employee’s rights under the Employee Stock Purchase Plan terminate upon his or her voluntary withdrawal from the Employee Stock Purchase Plan or upon termination of employment. The first Plan Period (giving effect to the assumption of the predecessor company’s plan) began January 1, 1998. During the years ended December 31, 2003, 2002 and 2001, 37,976, 41,565 and 50,470 shares, respectively, of common stock were issued under the plan at average prices of $3.26, $1.03 and $1.49, respectively. As of December 31, 2003, there were 303,688 shares available for issuance under the Employee Stock Purchase Plan.

     The Board of Directors has the power to amend or terminate the Employee Stock Purchase Plan. Shareholder approval of an amendment is only required to the extent that it is necessary to maintain the Employee Stock Purchase Plan’s status as a protected plan under applicable securities laws or as a qualified plan under applicable tax laws.

     401(k) Plan. We have a defined contribution retirement plan which complies with Section 401(k) of the Internal Revenue Code. All employees with at least three months of continuous service are eligible to participate and may contribute up to 60% of their compensation subject to the annual limit set by the Internal Revenue Service. Company contributions are vested 20% for each year of service.

For the years ended December 31, 2003 and 2002, company contributions accrued under this plan were approximately $210,000 and $265,000, respectively. There were no matching contributions accrued in 2001.

Non-Competition Agreements

     Virtually all employees, including the Named Executive Officers, have entered into agreements with the company which contain certain non-competition, non-disclosure and non-solicitation restrictions and covenants, including a provision prohibiting such employees from competing with the company during their employment with us and for a period of at least two years thereafter.

Compensation Committee Interlocks And Insider Participation

     We formed the Compensation Committee of the Board of Directors in December 2000, at which time two Independent Directors were appointed as members. During 2003, Stephen C. Richards and Charles F. Wright, both of whom are Independent Directors, served on the Compensation Committee. The compensation (including salaries, bonuses and stock options) of the company’s executive officers for 2003 was determined by the Compensation Committee. In 2003, no member of the Compensation Committee of the Board of Directors of our company had any relationship with the company requiring disclosure under Item 404 of Regulation S-K.

Performance Graph

     The following graph shows a monthly comparison for the period covering December 31, 1998 through December 31, 2003 of cumulative total returns to shareholders of TradeStation Group and its predecessor, Omega Research, Inc., Center for Research in Security Prices (“CRSP”) Index for Nasdaq Stock Market (U.S. Companies) and CRSP Index for Nasdaq Stocks (SIC 6210-6219 U.S. Companies) of U.S. security brokers, dealers, and flotation companies.

$500
$400
$300
$200
$100
$0
12/31/1998
12/31/1999
12/29/2000
12/31/2001
12/31/2002
12/31/2003
295.3
145.5
91.7

Legend

Symbol	CRSP Total Returns Index for:	12/1998	12/1999	12/2000	12/2001	12/2002	12/2003
________ ■	TradeStation Group, Inc.	100.0	200.0	64.6	52.0	48.0	295.3
———— «	Nasdaq Stock Market (US Companies)	100.0	185.4	111.8	88.7	61.3	91.7
------------ ▲	NASDAQ Stocks (SIC 6210-6219 US Companies)	100.0	203.1	105.4	96.9	73.9	145.5
	Security Brokers, Dealers, and Flotation Companies

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year — end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.0 on 12/31/1998.

     The following table presents in tabular form the data set forth in the performance graph included in this Proxy Statement:

CRSP Total Returns Index for:

			Nasdaq Stocks (SIC6210-6219
		Nasdaq Stock Market	Companies) in U.S. Security Brokers
Date	Company	(US Companies)	Dealers, and Flotation Companies
12/31/1998	100.0	100.0	100.0
01/29/1999	145.8	114.5	163.6
02/26/1999	395.8	104.3	150.1
03/31/1999	356.3	112.1	189.6
04/30/1999	316.7	115.7	346.8
05/28/1999	316.7	112.4	271.5
06/30/1999	366.7	122.5	287.2
07/30/1999	337.5	120.3	218.0
08/31/1999	206.3	125.4	180.3
09/30/1999	129.2	125.5	165.9
10/29/1999	191.7	135.6	167.1
11/30/1999	192.7	152.0	210.7
12/31/1999	200.0	185.4	203.1
01/31/2000	212.5	178.6	166.6
02/29/2000	183.3	212.7	191.7
03/31/2000	154.2	208.3	220.4
04/28/2000	106.3	175.2	170.7
05/31/2000	108.3	154.1	136.6
06/30/2000	100.0	181.1	147.0
07/31/2000	97.4	171.7	138.0
08/31/2000	100.0	192.0	163.3
09/29/2000	87.5	167.0	164.2
10/31/2000	77.1	153.3	151.8
11/30/2000	58.3	118.1	103.8
12/29/2000	64.6	111.8	105.4
01/31/2001	104.2	125.4	129.4
02/28/2001	75.0	97.1	114.0
03/30/2001	66.7	83.4	102.9
04/30/2001	120.0	95.8	111.7
05/31/2001	124.3	95.7	115.7
06/29/2001	176.7	98.4	114.0
07/31/2001	105.7	92.1	102.2
08/31/2001	83.3	82.1	98.4
09/28/2001	81.7	68.2	81.2
10/31/2001	64.7	77.0	82.8
11/30/2001	58.3	88.0	89.9
12/31/2001	52.0	88.7	96.9
01/31/2002	48.7	88.0	95.7
02/28/2002	38.3	78.9	92.5
03/28/2002	36.7	84.1	91.3
04/30/2002	47.7	77.1	83.8
05/31/2002	41.3	73.7	86.7
06/28/2002	40.7	67.0	77.4
07/31/2002	46.0	60.9	63.0
08/30/2002	47.7	60.2	65.6
09/30/2002	39.0	53.8	58.9
10/31/2002	43.0	61.1	66.5
11/29/2002	44.3	67.9	74.5
12/31/2002	48.0	61.3	73.9
01/31/2003	73.0	60.7	69.6
02/28/2003	69.3	61.5	67.4
03/31/2003	122.3	61.7	68.2
04/30/2003	165.3	67.3	73.6
05/30/2003	271.7	73.2	94.8
06/30/2003	339.7	74.4	97.2
07/31/2003	401.7	79.5	111.1
08/29/2003	331.7	83.0	117.3
09/30/2003	249.1	81.9	122.2
10/31/2003	285.0	88.5	137.7
11/28/2003	298.0	89.8	133.4
12/31/2003	295.3	91.7	145.5

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are re-weighted daily, using the market capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.0 on 12/31/1998.

Proposal 1

ELECTION OF DIRECTORS

     Six directors, which constitute the entire Board, are to be elected at the annual meeting to hold office until the annual meeting of shareholders next succeeding their election and until their respective successors are elected and qualified or as otherwise provided in the Bylaws of the company. The nominees for directors who receive a plurality of the votes cast by the holders of outstanding shares of common stock entitled to vote at the annual meeting will be elected. Abstentions (withheld authority) and broker non-votes are not counted in determining the number of shares voted for or against any nominee for director.

     The Board has designated the persons listed to be nominees for election as directors. Each of the nominees is currently serving as a director of the company and each has consented to being named in the Proxy Statement and to serve if elected. The company has no reason to believe that any of the nominees will be unavailable for election; however, should any nominee become unavailable for any reason, the Board may designate a substitute nominee or authorize a lower number of directors. Each proxy will be voted for the election to the Board of all of the Board’s nominees unless authority is withheld to vote for all or any of those nominees.

Name	Director Since
Ralph L. Cruz	1982
William R. Cruz	1982
Michael W. Fipps	2002
Stephen C. Richards	1999
Salomon Sredni	1997
Charles F. Wright	2001

     For biographical and other information (including principal occupations for at least the past five years) regarding all of the nominees, see “DIRECTORS AND EXECUTIVE OFFICERS.”

     The Board recommends a vote FOR the election of each of the nominees listed above.

     The company has been advised that William R. Cruz and Ralph L. Cruz and their family partnerships pursuant to their shareholder voting agreement intend to vote their shares in favor of all of the director nominees.

Proposal 2

RATIFICATION OF SELECTION OF
INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board authorized the engagement of Ernst & Young LLP to serve as the company’s independent public accountants for the fiscal year ending December 31, 2004. Such independent accountants will serve at the pleasure of the Audit Committee. A representative of Ernst & Young LLP is expected to be present at the annual meeting in order to have the opportunity to make a statement, if such representative desires to do so, and to be available to respond to appropriate questions.

     Shareholder approval of the company’s independent public accountants is not required under Florida law. We are submitting the Audit Committee’s selection of Ernst & Young LLP to the company’s shareholders for ratification in order to determine whether the shareholders generally approve of the company’s independent public accountants. If selection of Ernst & Young LLP is not approved by the shareholders, the Audit Committee will reconsider its selection.

     Ernst & Young LLP replaced Arthur Andersen LLP as the company’s independent public accountants on May 13, 2002. Prior to that time, since 1997, Arthur Andersen LLP acted as independent accountants of the company and its consolidated subsidiaries (as and when acquired).

Required Vote

     The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the annual meeting which cast a vote on Proposal 2 is necessary for the ratification of the selection of the independent public accountants.

     The Board recommends a vote FOR ratification of the selection of Ernst & Young LLP as the company’s independent public accountants.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 2005 annual meeting of shareholders must be submitted to the Secretary of the company, at the principal executive offices of the company, TradeStation Building, 8050 S.W. 10th Street, Plantation, Florida 33324, no later than February 12, 2005 in order to receive consideration for inclusion in the company’s 2005 proxy materials. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

     The persons named as proxies for the 2005 annual meeting of shareholders will generally have discretionary authority to vote on any matter presented by a shareholder for action at that meeting. Generally, in the event that the company receives notice of any shareholder proposal no later than the close of business on the sixtieth (60th) day, and no earlier than the close of business on the ninetieth (90th) day, prior to the first anniversary of the date of the annual meeting, then, as long as the company includes in its proxy statement for the 2005 annual meeting of shareholders advice on the nature of the matter and how the named proxies intend to vote the shares for which they have received discretionary authority, such proxies may exercise discretionary authority with respect to such matter, subject to, and except to the extent limited by, the rules of the SEC governing shareholder proposals.

OTHER MATTERS

     EACH PERSON SOLICITED HEREUNDER MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K (WITH EXHIBITS) FOR THE COMPANY’S FISCAL YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY SENDING A WRITTEN REQUEST TO MARC J. STONE, VICE PRESIDENT OF CORPORATE DEVELOPMENT, GENERAL COUNSEL AND SECRETARY OF THE COMPANY, AT THE COMPANY’S EXECUTIVE OFFICES LOCATED AT TRADESTATION BUILDING, 8050 S.W. 10TH STREET, PLANTATION, FLORIDA 33324.

By Order of the Board

/s/ Marc J. Stone

Marc J. Stone
June 11, 2004	Secretary

PROXY

TRADESTATION GROUP, INC.

This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby constitutes and appoints William R. Cruz and Ralph L. Cruz, and each of them, with full power of substitution, as attorneys and proxies to appear and to vote all shares of common stock of TradeStation Group, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the company to be held at the Renaissance Fort Lauderdale-Plantation Hotel, 1230 South Pine Island Road, Plantation, Florida 33324, on July 21, 2004, at 10:00 a.m. (local time), and at any postponements or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated June 11, 2004, and instructs its attorneys and proxies to vote as set forth on this Proxy.

(Continued and to be signed on the reverse side)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.	Election of Directors:

NOMINEES:
[ ]	FOR ALL NOMINEES	( )	Ralph L. Cruz
		( )	William R. Cruz
[ ]	WITHHOLD AUTHORITY	( )	Michael W. Fipps
	FOR ALL NOMINEES	( )	Stephen C. Richards
		( )	Salomon Sredni
[ ]	FOR ALL EXCEPT	( )	Charles F. Wright
(See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee the authority to vote for whom you wish to withhold, as shown here: (x)

2.	RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2004.

[   ] FOR       [   ] AGAINST        [   ] ABSTAIN

3.	In their discretion, to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1 AND 2. THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE YOUR SHARES VOTED.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [   ]

Signature of Shareholder	Date:
Signature of Shareholder	Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.